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EXHIBIT 4.7


THE WARRANTS REPRESENTED BY THIS CERTIFICATE ("WARRANTS") AND THE UNDERLYING WARRANT SHARES ("WARRANT SHARES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE WARRANTS MAY NOT BE OFFERED OR SOLD UNLESS THE WARRANTS AND WARRANT SHARES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE, AS EVIDENCED BY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY.

THE WARRANTS REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED AND ENCUMBERED EXCEPT PURSUANT TO THE PROVISIONS CONTAINED HEREIN.


                        WARRANTS TO PURCHASE COMMON STOCK

         EMRISE CORPORATION, a Delaware corporation (the "Company"), hereby grants to HAYDEN COMMUNICATIONS, INC. (the "Holder") one hundred thousand (100,000) warrants (the "Warrants") for the purchase of common stock of the Company (the "Common Stock"), with each whole Warrant entitling the Holder to purchase one share of Common Stock (each a "Warrant Share" and collectively the "Warrant Shares") on the terms and subject to the vesting and other conditions set forth in this warrant certificate (the "Warrant Certificate").

         1. TERM AND VESTING. Subject to Holder continuing to provide services to the Company pursuant to a letter agreement dated November 3, 2004 between the Company and Holder ("Letter Agreement"), the Warrants shall vest in three installments as follows: (i) on November 3, 2004, the Warrants shall vest as to 25,000 Warrant Shares ("First Installment"); (ii) on March 3, 2005, the Warrants shall vest as to an additional 25,000 Warrant Shares ("Second Installment"); and
(iii) on June 3, 2005, the Warrants shall vest as to the remaining 50,000 Warrant Shares ("Third Installment"), at which time the Warrants shall be vested as to all 100,000 Warrant Shares. The Warrants may be exercised, in whole or in part, at any time and from time to time on or after their respective vesting date and until 5:00 P.M. Pacific Time on third anniversary of their respective vesting date (each an "Exercise Period"); provided that an Exercise Period will be extended to the extent that the Holder attempts during the Exercise Period to exercise Warrants for which there are not then available shares of Common Stock, until such time as such shares become available. As an example of an Exercise Period, Warrants that vest as part of the Second Installment shall be exercisable from March 3, 2005 through March 3, 2008.

         2. EXERCISE PRICE. The initial exercise price of each whole Warrant shall be as follows: (i) $0.85 per Warrant Share for Warrants that vest in the First Installment; (ii) $1.00 per Warrant Share for Warrants that vest in the Second Installment; and (iii) $1.15 per Warrant Share for Warrants that vest in the Third Installment (each an "Exercise Price"). The Exercise Price shall be subject to adjustment as provided in Section 6.



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         3. EXERCISE OF WARRANTS.

                  3.1 GENERAL EXERCISE PROCEDURES. The Warrants are exercisable on the terms provided herein at any time during their respective Exercise Periods by the surrender of this certificate to the Company at its principal office together with the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, accompanied by payment in full, in immediately available funds, of the amount of the aggregate Exercise Price of the Warrant Shares being purchased upon such exercise. The Holder shall be deemed the record owner of such Warrant Shares as of and from the close of business on the date on which this certificate is surrendered together with the completed Notice of Exercise and payment in full as required above or, if the Exercise Period is extended for an attempted exercise as provided in Section 1 above, at such later date as there are a sufficient number of shares of Common Stock available for issuance pursuant to the attempted exercise (the "Exercise Date"). The Company agrees that the Warrant Shares so purchased shall be issued as soon as practicable thereafter. It shall be a condition to the exercise of the Warrants that the Holder or any transferee hereof provide an opinion of counsel reasonably satisfactory to the Company that the Warrants and the Warrant Shares to be delivered upon exercise thereof have been registered under the Securities Act or that an exemption from the registration requirements of the Securities Act is available.

                  3.2 CASHLESS EXERCISE. Notwithstanding the provisions in
Section 3.1 regarding payment of the Exercise Price in immediately available funds, the Holder may elect to receive a reduced number of Warrant Shares in lieu of tendering the Exercise Price in immediately available funds. In such case, the number of Warrant Shares to be issued to the Holder shall be computed using the following formula:

                                    X = Y X (A-B)
                                        ---------
                                            A

         where: X = the number of Warrant Shares to be issued to the Holder; Y = the number of Warrant Shares to be exercised under this
                      Warrant Certificate;
                  A = the Market Price Per Share (as defined in Section 3.3);
                      and
                  B = the Exercise Price.

                  3.3 FRACTIONAL INTEREST; MARKET PRICE. The Company shall not issue any fractional shares of scrip representing fractional shares upon the exercise of this Warrant. With respect to any fraction of a share resulting from the exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current fair market value per share of Common Stock (the "Market Price Per Share"), determined as follows:

                           (a) If the Common Stock is listed on a national
securities exchange or admitted to unlisted trading privileges on such an exchange or is listed on Nasdaq, the current fair market value shall be the last reported sale price of the Common Stock on such exchange or Nasdaq on the last business day prior to the date of exercise of this Warrant, or if no such sale is made on such day, the mean of the closing bid and asked prices for such day on such exchange or Nasdaq;


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                           (b) If the Common Stock is not so listed or admitted
to unlisted trading privileges or quoted on Nasdaq, the current fair market value shall be the mean of the last bid and asked prices reported on the last business day prior to the date of the exercise of this Warrant (i) by the OTC Bulletin Board, or (ii) if reports are unavailable under clause (i) above, by the National Quotation Bureau Incorporated or its successor; or

                           (c) If the Common Stock is not so listed or admitted
to unlisted trading privileges and bid and asked prices are not so reported, the current fair market value shall be an amount, not less than book value, determined in such reasonable manner as may be prescribed by the Company's Board of Directors in good faith.

         4. WARRANTS CONFER NO RIGHTS OF STOCKHOLDER. The Holder shall not have any rights as a stockholder of the Company with regard to the Warrant Shares prior to the Exercise Date for any actual purchase of Warrant Shares.

         5. INVESTMENT REPRESENTATION. Neither the Warrants nor the Warrant Shares issuable upon the exercise of the Warrants have been registered under the Securities Act or any state securities laws. The Holder acknowledges by signing this certificate that, as of the date of this Warrant and at the time of exercise that: (a) the Holder has acquired the Warrant or the Warrant Shares, as the case may be, for the Holder's own account; (b) the Holder has acquired the Warrants or the Warrant Shares, as the case may be, for investment and not with a view to distribution; and (c) either the Holder has a pre-existing personal or business relationship with the Company or its executive officers, or by reason of the Holder's business or financial experience the Holder has the capacity to protect the Holder's own interests in connection with the transaction. The Holder agrees, by acceptance of this certificate, that any Warrant Shares purchased upon exercise of the Warrants may have to be held indefinitely, until registered and qualified for resale pursuant to the Securities Act, or until an exemption from registration is available, as evidenced by an opinion of counsel reasonably satisfactory to the Company. The Holder, by acceptance of this certificate, consents to the placement of a restrictive legend (the "Legend") on the certificates representing any Warrant Shares that are purchased upon exercise of the Warrants during the applicable restricted period under Rule 144 or any other applicable restricted period under the Securities Act. The Legend shall be in substantially the following form:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. ("SECURITIES ACT"). SUCH SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT, UNLESS IN THE WRITTEN LEGAL OPINION (APPROVED BY THE COMPANY) OF COUNSEL SATISFACTORY TO THE COMPANY, THE SECURITIES MAY BE TRANSFERRED WITHOUT REGISTRATION PURSUANT TO RULE 144 PROMULGATED UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION.


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         6. ADJUSTMENT FOR CHANGES IN CAPITAL STOCK. If the Company at any time during the Exercise Period shall, by subdivision, combination or reclassification of securities, change any of the securities into which the Warrants are exercisable into the same or a different number of securities of any class or classes, the Warrants shall thereafter entitle the Holder to acquire such number and kind of securities as would have been issuable as a result of such change with respect to the Warrant Shares if the Warrant Shares had been outstanding immediately prior to such subdivision, combination, or reclassification. If shares of the Company's Common Stock are subdivided into a greater number of shares of Common Stock, the Exercise Price for the Warrant Shares upon exercise of the Warrants shall be proportionately reduced and the number of Warrant Shares shall be proportionately increased; and conversely, if shares of the Company's Common Stock are combined into a smaller number of shares of Common Stock, the Exercise Price shall be proportionately increased, and the number of Warrant Shares shall be proportionately decreased.

         7. LOSS, THEFT, DESTRUCTION OR MUTILATION OF CERTIFICATE. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any certificate representing the Warrants or the Warrant Shares (referred to herein as the "original certificate"), and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the original certificate if mutilated, the Company will make and deliver a new certificate of like tenor in lieu of the original certificate.

         8. GENERAL. This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of California, without regard to choice of law principles. Any disputes arising in connection with this Warrant Certificate shall be resolved in the federal or state courts located in Orange County, California. The headings herein are for purposes of convenience and reference only and shall not be used to construe or interpret the terms of this Warrant Certificate. The terms of this certificate may be amended, waived, discharged or terminated only by a written instrument signed by both the Company and the Holder. All notices and other communications from the Company to the Holder shall be mailed by first-class registered or certified mail, postage pre-paid, to the address furnished to the Company in writing by the last Holder who shall have furnished an address to the Company in writing.

         9. PIGGYBACK REGISTRATION. If at any time prior to October 29, 2005 there is not a registration statement covering all of the Warrant Shares and the Company shall determine to prepare and file with the Securities and Exchange Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to Holder written notice of such determination and, if within five business days after receipt of such notice, Holder shall so request in writing, the Company shall include in such registration statement all or any part of the Warrant Shares that such holder requests to be registered, subject to customary underwriter cutbacks. Holder


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agrees that if Warrant Shares are included in a registration statement, Holder will promptly complete and provide the Company with selling security holder questionnaires in such form as may be requested by the Company.

         IN WITNESS WHEREOF, the Company and Holder have executed this Warrant Certificate on or about February ___, 2005, to memorialize the grant of Warrants that occurred on November 3, 2004 pursuant to the Letter Agreement.

                                 EMRISE CORPORATION


                                 By:      /s/ Carmine T. Oliva
                                      -----------------------------------------
                                          Carmine T. Oliva, CEO and President



                                 HAYDEN COMMUNICATIONS, INC.


                                 By:      /s/ Matthew M. Hayden
                                      -----------------------------------------
                                          Matthew M. Hayden, President


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

                               NOTICE OF EXERCISE

To:      Emrise Corporation (the "Company")

         1. The undersigned hereby elects to (a) exercise a total of ___________ Warrants for the purchase of a like number of Warrant Shares and tenders herewith payment of the Exercise Price for such shares in full pursuant to
Section 3.1 of the Warrant Certificate, or (b) exercise a total of _____________ Warrants and utilize the cashless exercise provision of Section 3.2 of the Warrant Certificate, resulting in _________ Warrant Shares issuable hereunder.

         2. In exercising the Warrants, the undersigned hereby confirms and acknowledges that: (a) the Warrant Shares are being acquired solely for the account of the undersigned for investment and not with a view to or for sale in connection with any distribution; (b) the undersigned has a pre-existing personal or business relationship with the Company or its executive officers, or by reason of the undersigned's business or financial experience the undersigned has the capacity to protect the undersigned's own interests in connection with the exercise of the Warrants; and (c) the undersigned will not offer, sell or otherwise dispose of any of the Warrant Shares unless the Warrant Shares have been registered under the Securities Act or an exemption from such registration is available, as evidenced by an opinion of counsel reasonably satisfactory to the Company.

         3. The undersigned hereby certifies that the undersigned has delivered, or caused to be delivered, to the Company an opinion of counsel to the effect that the Warrants and the Warrant Shares have been registered under the Securities Act or an exemption from such registration is available.

         4. Please issue a stock certificate representing the Warrant Shares in the name of the Holder and deliver the stock certificate to the address set forth below.

         5. Please issue a new warrant certificate representing the unexercised portion (if any) of the Warrants in the name of the Holder and deliver the warrant certificate to the address set forth below.

Date: ________________              ____________________________________________
                                    (Printed Name)

                                    ____________________________________________
                                    (Authorized Signature)

                                    Address for Delivery:
                                    ____________________________________________

                                    ____________________________________________

                                    ____________________________________________



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